Exhibit 10.2

CONFIDENTIALITY AGREEMENT

Avon Products, Inc.
Building 6, Chiswick Park
London W4 5HR
United Kingdom

March 26, 2018

To:	Each of the persons listed on Schedule A hereto (“Barington” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of the Designee to the Board of Directors (the “Board”) of Avon Products, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Nomination Agreement (the “Nomination Agreement”), dated as of March 26, 2018, among the Company, the Designee and the other parties thereto. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, including but not limited to paragraph 2, the Designee may, if and to the extent he desires to do so, disclose information he obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement. As a result, you and your Representatives may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Designee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.            The term “Evaluation Material” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (b) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), (c) is received from a source other than the Designee, the Company or any of the Company Representatives or (d) was independently developed by you or one of your Representatives without use of or reference to any Evaluation Material; provided, that in the case of clause (c) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.            You and your Representatives will, and you will direct your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (i) to your Representatives (A) who need to know such information for the sole purpose of advising you on your investment in the Company and (B) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto; and (ii) to the Company and the Company Representatives. It is understood and agreed that the Designee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney-client privilege or attorney work-product privilege.  “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney client or attorney work product privilege.

3.            In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.            You and your Representatives acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of, or advisor to, the Company other than the Chief Executive Officer, the Chief Financial Officer, the General Counsel and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the Designee acting in his capacity as a Board member.

5.            All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which the Designee is no longer a director of the Company, upon the written request of the Company for any reason, (a) you and your Representatives will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control, provided, however, that you and your Representatives will have no obligation to delete Evaluation Material in electronic form that has been automatically backed up on you or your Representatives’ computer servers, and (b) you shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be. Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6.            You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you and your Representatives shall not, and you shall use your reasonable best efforts to ensure that your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7.            You hereby represent and warrant to the Company that (a) you have all requisite power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (b) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (c) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (d) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.            It is agreed that no delay or omission by the Company to exercise any right, power or remedy accruing to it upon any breach or default of any other party under this letter agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver by the Company of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Company of any breach or default under this letter agreement, or any waiver by the Company of any provisions or conditions of this letter agreement must be in writing and shall be effective only to the extent specifically set forth in writing.  Any permission, consent, or approval of any kind or character under this letter agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.  The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.            All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this paragraph:

If to the Company:

Avon Products, Inc.
Building 6, Chiswick Park
London W4 5HR
United Kingdom
Attention:	General Counsel
Email:	james.thompson@avon.com

with a copy (which will not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	George F. Schoen, Esq.
Ting S. Chen, Esq.
Email:	gschoen@cravath.com
tchen@cravath.com

If to you:

Barington Capital Group, L.P.
888 Seventh Avenue, 6th Floor
New York, New York 10019
Attention:	James A. Mitarotonda
Email:	jmitarotonda@barington.com

with a copy (which will not constitute notice) to:

Olshan Frome & Wolosky LLP
1325 Avenue of the Americas
New York NY 10019
Attention:	Steve Wolosky, Esq.
Andrew M. Freedman, Esq.
Email:	swolosky@olshanlaw.com
afreedman@olshanlaw.com

10.            You and your Representatives recognize and agree that the value of the Evaluation Material is unique and substantial, but may be impractical or difficult to assess in monetary terms, and that, if for any reason any of the provisions of this letter agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, you and your Representatives agree that in addition to other remedies the Company is entitled to at law or in equity, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement, exclusively in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York.  In the event that any action shall be brought by the Company in equity to enforce the provisions of this letter agreement, neither you nor your Representative shall allege, and you and your Representative hereby waive the defense, that there is an adequate remedy at law.  Furthermore, you and your Representatives irrevocably and unconditionally (a) consent to submit yourselves to the personal jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agree that you shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agree that you shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York, and waive the right to trial by jury, (d) agree to waive any bonding requirement under any applicable law, in the case that the Company seeks to enforce the terms by way of equitable relief and (e) consent to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in paragraph 9 or as otherwise provided by applicable law.  THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.            This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the party against whom enforcement of any such amendment is sought.

12.            If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

13.            This letter agreement may be executed in two or more counterparts (and may be delivered in portable document format (.pdf)), all of which together shall constitute a single agreement.

14.            The terms and conditions of this letter agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their successors, heirs, executors and legal representatives.  This letter agreement, and the rights and obligations herein, shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties hereto.

15.            This letter agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

16.            This letter agreement shall expire two years from the date on which the Designee ceases to be a director of the Company; except that you and your Representatives shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

17.            No licenses or rights under any patent, copyright, trademark or trade secret are granted or are to be implied by this letter agreement.

18.            Each of the parties hereto and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties , and any controversy over interpretations of this letter agreement shall be decided without regard to events of drafting or preparation.  The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

AVON PRODUCTS, INC.

By:	/s/ James Thompson
	Name:	James Thompson
	Title:	SVP & General Counsel

[Signature Page to Confidentiality Agreement]

JAMES A. MITAROTONDA, individually

/s/ James A. Mitarotonda

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:	Barington Companies Investors, LLC, its
general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.

By:	LNA Capital Corp., its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

BARINGTON COMPANIES INVESTORS, LLC

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES MANAGEMENT, LLC

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

[Signature Page to Confidentiality Agreement]

SCHEDULE A

BARINGTON

1.	James A. Mitarotonda

2.	Barington Companies Equity Partners, L.P.

3.	Barington Capital Group, L.P.

4.	Barington Companies Investors, LLC

5.	Barington Companies Management, LLC

SCHEDULE B

1.	Any controlled affiliate of James A. Mitarotonda or Barington Capital Group, L.P., and full-time employees of Barington Capital Group, L.P. and such affiliates.